Exhibit 3.13

CERTIFICATE OF FORMATION

OF

BOISE WHITE PAPER, L.L.C.

This Certificate of Formation is being executed as of August 6, 2004, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1. Name. The name of the limited liability company is Boise White Paper, L.L.C. (the “Company”).

2.         Registered Office and Registered Agent.       The Company’s registered office in the State of Delaware is located at 9 East Loockerman Street, Suite #1B, City of Dover, Kent County, Delaware 19901. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By:	Jamie E. Jedras
/s/ Jamie E. Jedras, an Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:57 PM 08/09/2004
FILED 06:57 PM 08/09/2004
SRV 040582585 – 3840350 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

BOISE WHITE PAPER, L.L.C., a Delaware limited liability company (the “Company”) hereby certifies as follows:

The name of this company is Boise White Paper, L.L.C. and

The Certificate of Formation of the company is hereby amended by amending and restating Article 2 thereof in its entirety to read as follows:

2.        Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 1209 Orange Street, Corporation Trust Center, Wilmington, DE 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned officer of the company has caused this Certificate to be executed as of this 18th day of January, 2005.

By:
Vice President and Secretary
Karen E. Gowland

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:34 PM 03/02/2005
(W:\WDOX\SUB\2990/10:0000:00195754:)	FILED 01:26 PM 03/02/2005
SRV 050178243 – 3840350 FILE